Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the registration statements on Form S-8 (No. 333-151801, No. 333-120320, No. 333-157112, No. 333-163117) of Tower Group, Inc. of our report dated March 1, 2010, except for Note 21, as to which the date is March 1, 2011, with respect to the consolidated financial statements and financial statement schedules of Tower Group, Inc., as of December 31, 2009 and for the years ended December 31, 2009 and 2008 included in this Annual Report (Form 10-K) for the year ended December 31, 2010.
/s/ JOHNSON LAMBERT & Co. LLP
Falls Church, Virginia
March 1, 2011

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